SUPPLEMENT TO PROSPECTUS SUPPLEMENT
DATED NOVEMBER 28, 2000
(TO PROSPECTUS DATED NOVEMBER 13, 2000)

                                  $593,699,100
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]

                           SELLER AND MASTER SERVICER

                     CHL MORTGAGE PASS-THROUGH TRUST 2000-9
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-9

                            ------------------------

     The Prospectus Supplement dated November 28, 2000 to the Prospectus dated November 13, 2000 with respect to the above captioned series of certificates is hereby amended as follows:

     1. The initial Class Certificate Balance of each of the following classes of certificates is as follows:

Class A-2.......................................  $32,500,000
Class A-12......................................  $39,650,000

     2. The fourth and fifth sentences of the first paragraph under "Description of the Certificates -- Book-Entry Certificates" on page S-29 of the Prospectus Supplement are hereby replaced with the following:

     Investors may hold the beneficial interests in the book-entry certificates (other than the Class A-3, Class A-5, Class A-7 and Class A-10 Certificates) in minimum denominations representing an original principal amount or original notional amount of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class A-3, Class A-5, Class A-7 and Class A-10 Certificates in minimum denominations representing an original principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

CREDIT SUISSE FIRST BOSTON                    COUNTRYWIDE SECURITIES CORPORATION

                  The date of this Supplement is January 24, 2001.

     3. The following tables replace the applicable tables appearing on pages S-50 through S-56 of the Prospectus Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Tables." The tables below have been prepared on the basis of the structuring assumptions in the Prospectus Supplement.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                    CLASS A-2                               CLASS A-9
                                PERCENTAGE OF THE                       PERCENTAGE OF THE
                              PREPAYMENT ASSUMPTION                   PREPAYMENT ASSUMPTION
                       ------------------------------------    ------------------------------------
  DISTRIBUTION DATE     0%     100%    250%    400%    500%     0%     100%    250%    400%    500%
  -----------------    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial..............   100     100     100    100     100      100     100     100    100     100
November 25, 2001....   108     108     108    108     108       99      97      93     90      88
November 25, 2002....   116     116     116    116     116       98      90      78     67      60
November 25, 2003....   125     125     125    125     125       96      80      58     39      27
November 25, 2004....   135     135     135    135     135       95      71      41     16       3
November 25, 2005....   145     145     145    145     120       93      63      26      0       0
November 25, 2006....   157     157     157    139      53       92      55      15      0       0
November 25, 2007....   169     169     169     85      14       90      48       6      0       0
November 25, 2008....   182     182     182     53       0       88      42       0      0       0
November 25, 2009....   196     196     175     35       0       86      36       0      0       0
November 25, 2010....   211     211     146     26       0       84      31       0      0       0
November 25, 2011....   228     228     122     20       0       80      24       0      0       0
November 25, 2012....   245     245     101     15       0       72      14       0      0       0
November 25, 2013....   264     264      84     11       0       63       5       0      0       0
November 25, 2014....   285     285      69      8       0       54       0       0      0       0
November 25, 2015....   307     287      57      6       0       44       0       0      0       0
November 25, 2016....   331     260      47      4       0       34       0       0      0       0
November 25, 2017....   356     235      38      3       0       23       0       0      0       0
November 25, 2018....   384     211      31      2       0       12       0       0      0       0
November 25, 2019....   414     188      25      2       0        2       0       0      0       0
November 25, 2020....   446     166      20      1       0        0       0       0      0       0
November 25, 2021....   481     146      16      1       0        0       0       0      0       0
November 25, 2022....   493     126      12      1       0        0       0       0      0       0
November 25, 2023....   447     107      10      0       0        0       0       0      0       0
November 25, 2024....   397      90       7      0       0        0       0       0      0       0
November 25, 2025....   342      73       5      0       0        0       0       0      0       0
November 25, 2026....   283      56       4      0       0        0       0       0      0       0
November 25, 2027....   219      41       2      0       0        0       0       0      0       0
November 25, 2028....   149      26       1      0       0        0       0       0      0       0
November 25, 2029....    73      12       1      0       0        0       0       0      0       0
November 25, 2030....     0       0       0      0       0        0       0       0      0       0
Weighted Average Life
  (in years)**.......  26.3    21.3    13.7    8.2     5.9     13.6     7.1     3.7    2.7     2.3

------------
 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                                      CLASS A-11                        CLASS A-12
                                                  PERCENTAGE OF THE                  PERCENTAGE OF THE
                                                PREPAYMENT ASSUMPTION              PREPAYMENT ASSUMPTION
                                           --------------------------------   -------------------------------
            DISTRIBUTION DATE               0%    100%   250%   400%   500%   0%    100%   250%   400%   500%
            -----------------              ----   ----   ----   ----   ----   ---   ----   ----   ----   ----
Initial..................................   100   100    100    100    100    100   100    100    100    100
November 25, 2001........................    99    97     93     90     88     94    94     94     94     94
November 25, 2002........................    98    90     78     67     60     87    87     87     87     87
November 25, 2003........................    96    80     58     39     27     79    79     79     79     79
November 25, 2004........................    95    71     41     16      3     71    71     71     71     71
November 25, 2005........................    93    63     26      0      0     63    63     63     59      0
November 25, 2006........................    92    55     15      0      0     54    54     54      0      0
November 25, 2007........................    90    48      6      0      0     44    44     44      0      0
November 25, 2008........................    88    42      0      0      0     33    33     26      0      0
November 25, 2009........................    86    36      0      0      0     21    21      0      0      0
November 25, 2010........................    84    31      0      0      0      9     9      0      0      0
November 25, 2011........................    82    26      0      0      0      0     0      0      0      0
November 25, 2012........................    79    21      0      0      0      0     0      0      0      0
November 25, 2013........................    76    15      0      0      0      0     0      0      0      0
November 25, 2014........................    73     7      0      0      0      0     0      0      0      0
November 25, 2015........................    69     0      0      0      0      0     0      0      0      0
November 25, 2016........................    65     0      0      0      0      0     0      0      0      0
November 25, 2017........................    59     0      0      0      0      0     0      0      0      0
November 25, 2018........................    53     0      0      0      0      0     0      0      0      0
November 25, 2019........................    46     0      0      0      0      0     0      0      0      0
November 25, 2020........................    31     0      0      0      0      0     0      0      0      0
November 25, 2021........................    13     0      0      0      0      0     0      0      0      0
November 25, 2022........................     0     0      0      0      0      0     0      0      0      0
November 25, 2023........................     0     0      0      0      0      0     0      0      0      0
November 25, 2024........................     0     0      0      0      0      0     0      0      0      0
November 25, 2025........................     0     0      0      0      0      0     0      0      0      0
November 25, 2026........................     0     0      0      0      0      0     0      0      0      0
November 25, 2027........................     0     0      0      0      0      0     0      0      0      0
November 25, 2028........................     0     0      0      0      0      0     0      0      0      0
November 25, 2029........................     0     0      0      0      0      0     0      0      0      0
November 25, 2030........................     0     0      0      0      0      0     0      0      0      0
Weighted Average Life
  (in years)**...........................  16.2   7.3    3.7    2.7    2.3    6.1   6.1    5.7    4.4    3.8

------------
 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                    CLASS A-13                              CLASS A-14
                                PERCENTAGE OF THE                       PERCENTAGE OF THE
                              PREPAYMENT ASSUMPTION                   PREPAYMENT ASSUMPTION
                       ------------------------------------    ------------------------------------
  DISTRIBUTION DATE     0%     100%    250%    400%    500%     0%     100%    250%    400%    500%
  -----------------    ----    ----    ----    ----    ----    ----    ----    ----    ----    ----
Initial..............   100     100     100     100    100      100     100    100     100     100
November 25, 2001....   100     100     100     100    100       96      89     77      66      59
November 25, 2002....   100     100     100      95     85       92      65     26       0       0
November 25, 2003....   100     100      83      55     38       87      33      0       0       0
November 25, 2004....   100     100      58      23      4       82       2      0       0       0
November 25, 2005....   100      89      37       0      0       77       0      0       0       0
November 25, 2006....   100      78      21       0      0       71       0      0       0       0
November 25, 2007....   100      68       8       0      0       66       0      0       0       0
November 25, 2008....   100      59       0       0      0       59       0      0       0       0
November 25, 2009....   100      51       0       0      0       53       0      0       0       0
November 25, 2010....   100      44       0       0      0       45       0      0       0       0
November 25, 2011....   100      34       0       0      0       31       0      0       0       0
November 25, 2012....   100      20       0       0      0        3       0      0       0       0
November 25, 2013....    89       8       0       0      0        0       0      0       0       0
November 25, 2014....    76       0       0       0      0        0       0      0       0       0
November 25, 2015....    62       0       0       0      0        0       0      0       0       0
November 25, 2016....    48       0       0       0      0        0       0      0       0       0
November 25, 2017....    33       0       0       0      0        0       0      0       0       0
November 25, 2018....    17       0       0       0      0        0       0      0       0       0
November 25, 2019....     2       0       0       0      0        0       0      0       0       0
November 25, 2020....     0       0       0       0      0        0       0      0       0       0
November 25, 2021....     0       0       0       0      0        0       0      0       0       0
November 25, 2022....     0       0       0       0      0        0       0      0       0       0
November 25, 2023....     0       0       0       0      0        0       0      0       0       0
November 25, 2024....     0       0       0       0      0        0       0      0       0       0
November 25, 2025....     0       0       0       0      0        0       0      0       0       0
November 25, 2026....     0       0       0       0      0        0       0      0       0       0
November 25, 2027....     0       0       0       0      0        0       0      0       0       0
November 25, 2028....     0       0       0       0      0        0       0      0       0       0
November 25, 2029....     0       0       0       0      0        0       0      0       0       0
November 25, 2030....     0       0       0       0      0        0       0      0       0       0
Weighted Average Life
  (in years)**.......  15.8     9.0     4.6     3.3    2.8      8.2     2.4    1.5     1.2     1.1

------------
 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in the Prospectus Supplement.

     4. The second sentence of the first paragraph under "Yield, Prepayment and Maturity Considerations -- Last Scheduled Distribution Date" on page S-57 of the Prospectus Supplement is hereby replaced with the following:

     The Last Scheduled Distribution Date with respect to the Class A-12 Certificates is the Distribution Date in July 2011 which is calculated based upon the structuring assumptions described in the Prospectus Supplement and an assumption of 0% of the Prepayment Assumption.